UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2020

ANAPTYSBIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10421 Pacific Center Court, Suite 200

San Diego, CA 92121

(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

On August 20, 2020, AnaptysBio, Inc. (“AnaptysBio”) sent a notice of breach to GlaxoSmithKline and TESARO, Inc., a wholly-owned subsidiary of GSK (collectively, “GSK”), stating that GSK is in breach of its obligations under the Collaboration and Exclusive License Agreement by and between TESARO, Inc. and AnaptysBio (the “GSK Agreement”), and notifying GSK that the GSK Agreement will terminate with regard to PD-1 antagonists, including dostarlimab, which will thereby revoke any licenses and rights granted pertaining to the program, if such breach is not cured within the 60-day time period required by the GSK Agreement.

Pursuant to the GSK Agreement, GSK has a license to certain antibodies originally developed by AnaptysBio, including dostarlimab, a PD-1 antibody product candidate in the late-stages of clinical development, with FDA approval of an accepted biological license application (BLA) for a first indication anticipated during 2020 and regulatory submission for a second indication anticipated in the first half of 2021, according to GSK.

Under the terms of the GSK Agreement, GSK agreed that it would not conduct or participate in research, development, manufacturing or commercialization of any PD-1 antagonist other than those licensed by AnaptysBio to GSK. The GSK Agreement also provides that GSK will “use Commercially Reasonable Efforts to . . . (e) commercialize Products and attempt to obtain the optimum commercial return for each Product in all major markets throughout the world.” In contravention of the exclusivity and diligence provisions of the GSK Agreement, GSK recently announced plans to begin a Phase 3 clinical trial involving a third-party anti-PD-1 antibody, Merck’s Keytruda®, and GSK’s drug, Zejula® in non-small cell lung cancer. The aforementioned Phase 3 trial is being initiated subsequent to previous proposals from Tesaro to waive PD-1 antagonist exclusivity terms under the GSK Agreement, which AnaptysBio has explicitly declined.

While we hope to resolve this matter amicably, we have also, as of August 20, 2020, filed a Verified Complaint (the “Complaint”) in Delaware Chancery Court, requesting a preliminary injunction to enjoin GSK’s current planned clinical trial using GSK’s Zejula® in combination with Keytruda®, without the consent of AnaptysBio and in breach of the GSK Agreement. In addition to enjoining this planned clinical trial, AnaptysBio is seeking specific performance of return of all PD-1 antagonist related rights under the GSK agreement, including the dostarlimab program, across all clinical indications, to AnaptysBio, pursuant to the termination provision of the GSK Agreement. In addition to the Complaint, AnaptysBio also filed a Motion to Expedite Proceedings, requesting a court schedule to expedite trial to occur as soon as possible but no later than March 2021. Milestone and royalty payment obligations due to AnaptysBio pursuant to the GSK Agreement will continue during the proceedings.

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the potential termination of the GSK Agreement, the timing or outcome of any regulatory submission or approval of dostarlimab, the timing and potential outcome of proceedings in Delaware Chancery Court, the return of the dostarlimab program to the company, and the nature of the remedies we may obtain in such proceedings. Statements including words such as “plan,” “seek,” “will,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANAPTYSBIO, INC.

Date: August 20, 2020	By:	/s/ Eric Loumeau
Name: Eric Loumeau
Title: Chief Operating Officer and General Counsel